SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 4, 2010
Breeze-Eastern Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7872	95-4062211

(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

700 Liberty Avenue, Union, New Jersey	07083

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (908) 688-2440

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers
As previously announced by the Company on December 21, 2009, Robert L. G. White, President, Chief Executive Officer and a Director, has retired from his positions with the Company effective January 4, 2010. Mr. White, 68, joined the Company in 1994.
Michael Harlan, 53, has been appointed by the Board of Directors to succeed Mr. White as President and Chief Executive Officer effective January 4, 2010. Mr. Harlan has served as Executive Vice President and Chief Operating Officer since joining the company in August, 2009. The Board of Directors also elected Mr. Harlan as a Director effective January 4, 2010, filling the vacancy created by the retirement of Mr. White.
Prior to joining the Company, Mr. Harlan served as Chief Executive Officer of Nomad Innovations, LLC, a business developing turnkey wireless broadband systems. In addition, Mr. Harlan was formerly President and Chief Operating Officer of Conforma Clad, Inc., a manufacturer of high performance industrial wear protection. Mr. Harlan was also previously employed by AlliedSignal Inc., and McKinsey & Company, Inc.
In connection with the appointment, the Company entered into an employment letter agreement with Mr. Harlan effective August 17, 2009. The agreement provides for an annual base salary of $300,000 for Mr. Harlan’s position as President and Chief Executive Officer, which will be reviewed annually by the board of directors, and for a minimum bonus of $78,000 for the Company’s current fiscal year ending March 31, 2010. The agreement provides that 15% of the bonus will be paid in common stock of the Company. Mr. Harlan has received an option to purchase 100,000 shares of the Company’s common stock at the closing price on the date immediately preceding the effective date of his employment agreement, with one-third of the option grant becoming exercisable on each of the first, second and third anniversaries of his employment agreement; the term of the option is 10 years, subject to earlier termination in the event of certain conditions. Mr. Harlan will be eligible to participate in the Company’s incentive and benefit plans under the same terms and conditions applicable to other executives of the Company.
If Mr. Harlan’s employment is terminated by the Company without cause at any time within the first two years of employment, he will be entitled to receive severance pay equal to one year’s base salary, exclusive of bonuses, and the continuation of employee benefits for a period of one year. In the event of a change in control and termination or resignation for good reason in connection therewith within 24 months of the change in control, Mr. Harlan will be entitled to receive a cash payment equal to two years’ base salary and the average of any bonuses for two years. In addition, the vesting of all stock options and restricted shares granted would accelerate upon a change in control.
Copies of Mr. Harlan’s employment letter agreement and stock option agreement are attached hereto as Exhibit 10.36 and Exhibit 10.37, respectively.

On January 6, 2010, the Company announced that Mr. Joseph Spanier, Executive Vice President, Chief Financial Officer and Treasurer had retired from his positions with the Company effective January 6, 2010. Mr. Spanier, age 63, had served as Chief Financial Officer since 1996.
The Board of Directors has named Mr. Mark D. Mishler, 51, to succeed Mr. Spanier as Senior Vice President, Chief Financial Officer and Treasurer effective January 6, 2010.
Mr. Mishler most recently served as Chief Financial Officer of Vital Signs, Inc., a $400 million, NASDAQ-listed manufacturer of medical devices that was acquired by General Electric in 2008. From 2005 to 2007, Mr. Mishler was the Corporate Controller and CIO at Fedders Corporation. Prior to 2005, Mr. Mishler was Corporate Controller and CIO of Amcast Industrial Corporation. He is a Certified Public Accountant and Certified Management Accountant. A graduate of Indiana University, he earned his MBA from the University of Michigan.
In connection with the appointment, the Company entered into an employment letter agreement with Mr. Mishler effective January 6, 2010. The agreement provides for an annual base salary of $230,000, which will be reviewed annually by the board of directors, and for a one-time cash signing bonus of $40,000, paid in four equal installments of $10,000 each. Mr. Mishler will participate in the Company’s Annual Incentive Compensation Plan with a target award of 40% of his base salary for the Company’s current fiscal year ending March 31, 2010. The agreement provides that 15% of the bonus will be paid in common stock of the Company. Mr. Mishler will also receive an option to purchase 14,000 shares of the Company’s common stock at the closing price on the date immediately preceding the effective date of his employment agreement, with one-third of the option grant becoming exercisable on each of the first, second and third anniversaries of his employment agreement; the term of the option is 10 years, subject to earlier termination in the event of certain conditions. Mr. Mishler will also receive an option to purchase 26,000 shares of the Company’s common stock effective April 1, 2010. Mr. Mishler will be eligible to participate in the Company’s incentive and benefit plans under the same terms and conditions applicable to other executives of the Company.
If Mr. Mishler’s employment is terminated by the Company without cause at any time after the first 90 days of employment, he will be entitled to receive severance pay equal to six month’s base salary, exclusive of bonuses, and the continuation of employee benefits for the same period. In the event of a change in control and termination or resignation for good reason in connection therewith within 24 months of the change in control, Mr. Mishler will be entitled to receive a cash payment equal to one years’ base salary and the average of any bonuses for the prior two years. In addition, the vesting of all stock options and restricted shares granted would accelerate upon a change in control.
A copy of Mr. Mishler’s employment letter agreement is attached hereto as Exhibit 10.38.
Reference is made to the Company’s press release, dated January 6, 2010 and attached hereto as Exhibit 99.1 to this Form 8-K, the subject of which is the appointment of Mr. Mishler as Senior Vice President, Chief Financial Officer and Treasurer of the Company and the retirement of Mr. Joseph Spanier as Executive Vice President, Chief Financial Officer and Treasurer of the Company.

ITEM 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired. None
     (b) Pro Forma Financial Information. None
     (c) Shell Company Transactions. Not applicable.
     (d) Exhibits

Exhibit	Description

10.36	Letter Agreement between Mr. Harlan and the Company dated July 24, 2009.

10.37	Stock Option Agreement between Mr. Harlan and the Company dated August 17, 2009.

10.38	Letter Agreement between Mr. Mishler and the Company dated December 10, 2009.

99.1	Press Release of the Company dated January 6, 2010.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE-EASTERN CORPORATION
By:	/s/ Gerald C. Harvey
Gerald G. Harvey, Executive Vice President,
General Counsel and Secretary

Date: January 7, 2010

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